EXHIBIT 4.14a

AMENDMENT NUMBER 1 TO
REGISTRATION RIGHTS AGREEMENT

This Amendment Number 1 to Registration Rights Agreement, dated March 8, 2010 (the “Amendment”), is by and among Image Entertainment, Inc., a Delaware corporation (the “Company”), JH Partners, LLC, as the Investor Representative, and the several Investors listed on Schedule 1 to the Registration Rights Agreement dated January 8, 2010 (the “Registration Rights Agreement”).

WHEREAS, the parties wish to amend certain provisions of the Registration Rights Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1.                                     Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Rights Agreement.

2.                                     The second WHEREAS clause of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

WHEREAS, in connection with such purchase and sale, the Company has agreed to grant to the Investors the right, under certain circumstances, to purchase up to an additional 7,400 shares of the Series B Preferred and 66,163.4 shares of the Series C Preferred.

3.                                     Section 2(a) of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

(a)                                  Subject to the terms and conditions of this Agreement, including Section 2(c), if at any time following the later of (i) the date on which the Investors have purchased all of the Additional Preferred Shares pursuant to the Additional Purchase Right or (ii) January 3, 2011, the Company receives a written request from the Investor Representative on behalf of any Electing Investors that the Company register under the Securities Act Registrable Securities representing at least 5% of the outstanding shares of Common Stock, then the Company shall file, as promptly as reasonably practicable but no later than the applicable Filing Deadline, a registration statement under the Securities Act covering all Registrable Securities that the Investor Representative, on behalf of the Electing Investors, requests to be registered.  The registration statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and, if the Company is a WKSI as of the Filing Deadline, shall be an Automatic Shelf Registration Statement.  The Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective or otherwise to become effective under the Securities Act as soon as reasonably practicable but, in any event, no later than the Effectiveness Deadline, and shall use its commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (1) the date on which the Investor Representative notifies the Company in writing that the Registrable Securities included in such registration statement have been sold or the offering therefor has been terminated or (2) (x) 15 Business Days following the date on which such registration statement was declared effective by the SEC, if the Company is a WKSI and filed an Automatic Shelf Registration Statement in satisfaction of such demand, (y) 30 Business Days following the date on which such registration statement was declared effective by the SEC, if the Company is not a WKSI and registered for resale the Registrable Securities on Form S-3 in satisfaction of such demand, or (z) 50 Business Days following the date on which such registration statement was declared effective by the SEC, if the Company is neither a WKSI nor then eligible to use Form S-3 and registered for resale the Registrable Securities on Form S-1 or other applicable form in satisfaction of such demand; provided that each period specified in clause (2) of this sentence shall be extended automatically by one Business Day for each Business Day that the use of such registration statement or prospectus is suspended by the Company pursuant to Section 2(d) or pursuant to Section 5(i).  Neither the Company nor any other Person (other than any Electing Investor) shall be entitled to include Other Securities in any registration initiated by the Investor Representative on behalf of the Electing Investors pursuant to this Section 2 without the prior written consent of the Investor Representative (in the case of Other Securities of the Company, such consent not to be unreasonably withheld, conditioned or delayed), and upon such consent the Registrable Securities shall have priority for inclusion in any firm commitment underwritten offering, ahead of all Other Securities, in any Underwriter Cutback.

4.                                     Section 3(a) of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

(a)                                  Subject to the terms and conditions of this Agreement, if at any time following the later of (i) the date on which the Investors have purchased all of the Additional Preferred Shares pursuant to the Additional Purchase Right or (ii) January 3, 2011, the Company files a registration statement under the Securities Act with respect to an offering of Common Stock or other equity securities of the Company (such Common Stock and other equity securities collectively, “Other Securities”), whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan or (iii) pursuant to a demand registration in accordance with Section 2), then the Company shall use commercially reasonably efforts to give written notice of such filing to the Investor Representative (for distribution to the Investors) at least five Business Days before the anticipated filing date (or such later date as it becomes commercially reasonable to provide such notice) (the “Piggyback Notice”). The Piggyback Notice and the contents thereof shall be kept confidential by the Investor Representative, the Investors and their respective Affiliates and representatives, and the Investor Representative and the Investors shall be responsible for breaches of confidentiality by their respective Affiliates and representatives.  The Piggyback Notice shall offer the Investors the opportunity to include in such registration statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as they may reasonably request (a “Piggyback Registration”). Subject to the terms and conditions of this Agreement, the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from the Investor Representative written requests for inclusion therein within 10 Business Days following receipt of any Piggyback Notice by the Investor Representative, which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Electing Investors and the intended method of distribution. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Company may not commence or permit the commencement of any sale of Other Securities in a public offering to which this Section 3 applies unless the Investor Representative shall have received the Piggyback Notice in respect to such public offering not less than 10 Business Days prior to the commencement of such sale of Other Securities. The Electing Investors, acting through the Investor Representative, shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two Business Days prior to the effective date of the registration statement relating to such Piggyback Registration. No Piggyback Registration shall count towards the number of demand registrations that the Investors are entitled to make in any period or in total pursuant to Section 2. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to provide notice of, or include any Registrable Securities in, any proposed or filed registration statement with respect to an offering of Other Securities for sale exclusively for the Company’s own account at any time following January 8, 2017.

On and after the date hereof, each reference in the Registration Rights Agreement to the “Agreement” shall mean the Registration Rights Agreement as amended hereby.  Except as specifically amended above, the Registration Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed.

IMAGE ENTERTAINMENT, INC.

By:	/s/ JOHN P. AVAGLIANO
Name: John P. Avagliano
Title: COO/CFO

JH PARTNERS, LLC, as the Investor Representative

By:	/s/ JOHN C. HANSEN
Name: John C. Hansen
Title: President

JH PARTNERS EVERGREEN FUND, L.P.

By:	JH Investment Management III, LLC
Its: General Partner

By:	/s/ JOHN C. HANSEN
Name: John C. Hansen
Title: Managing Member

JH INVESTMENT PARTNERS III, L.P.

By:	JH Investment Management III, LLC
Its: General Partner

By:	/s/ JOHN C. HANSEN
Name: John C. Hansen
Title: Managing Member

JH INVESTMENT PARTNERS GP FUND III, LLC

By:	JH Investment Management III, LLC
Its: Manager

By:	/s/ JOHN C. HANSEN
Name: John C. Hansen
Title: Managing Member